AgroFresh Solutions Reports Results for Fourth Quarter and Full Year 2019
•Fourth quarter performance versus the prior year period was positively impacted by a two-week apple harvest delay across the northern hemisphere that shifted substantial revenue from third to fourth quarter.
•Fourth quarter sales were $61.0 million, an increase of 14.4% (16.3% on a constant currency basis) versus the prior year period. Full year 2019 net sales were $170.1 million, a decrease of 4.9% (3.0% on a constant currency basis) versus the prior year.
•For the fourth quarter of 2019, selling, general and administrative expense decreased 21% to $12.4 million and decreased 26% when excluding nonrecurring items related to litigation, severance and M&A, versus the prior year period. Selling, general and administrative expense decreased 10% to $59.4 million for the full year 2019.
•Net loss of $29.6 million for the fourth quarter of 2019 and net loss of $61.5 million for the full year 2019, which included $46.0 million and $81.1 million of amortization of intangibles, respectively.
•Adjusted EBITDA(1) increased 42.2% to $34.6 million for the fourth quarter of 2019 and decreased slightly to $66.4 million for the full year 2019, but margin for the full year improved 160 basis points to 39.0% versus the prior year.

PHILADELPHIA, March 12, 2020 -- AgroFresh Solutions, Inc. ("AgroFresh" or the "Company") (NASDAQ: AGFS), a global leader in produce freshness solutions, today announced its financial results for the fourth quarter and full year ended December 31, 2019.
Jordi Ferre, Chief Executive Officer, commented “We are pleased with this year’s financial performance in spite of the adverse weather events that affected our business in European and eastern United States markets. AgroFresh is a resilient business that is supported by our global geographic reach, extensive registration portfolio and unique service-oriented platform. We are experiencing positive trends in our core SmartFresh business in key markets that were previously disrupted by competitive entrants, which speaks to the value of AgroFresh's brand reputation and unmatched service. We continue to leverage our global reach to diversify sales of products such as Harvista into new crops and geographies, and grow existing platforms, such as Tecnidex. Innovation remains an important element of our culture and we are encouraged by the planned future introduction of some novel technologies that we believe will support our long-term diversification efforts.
“Our continuous cost optimization efforts translated into a 10% reduction in selling, general and administrative expense for full year 2019. The efficiencies we’ve created are driving improved EBITDA and we are pleased to deliver 160 basis points of adjusted EBITDA margin expansion for full year 2019, despite facing weather-related obstacles and unfavorable currency trends which tempered our top-line results. Looking to 2020, we will look to enhance EBITDA through further expense reductions and to relaunch some of the diversification initiatives such as RipeLock, where we redefined the overall strategy during 2019.”
Financial Highlights for the Fourth Quarter and Full Year of 2019
Net sales for the fourth quarter of 2019 increased 14.4% to $61.0 million, as compared to $53.3 million in the fourth quarter of 2018. Excluding the impact of foreign currency exchange, which reduced revenue by $1.0 million compared to the fourth quarter of 2018, revenue increased 16.3%, driven by a late apple harvest in North America and Europe compared to 2018, which shifted sales into the fourth quarter.
Net sales for the full year 2019 decreased 4.9% to $170.1 million versus $178.8 million in the prior year. The impact of the change in foreign currency exchange rates compared to 2018 reduced revenue by $3.3 million; excluding this impact, revenue decreased approximately 3.0%. The decrease in net sales was primarily due to weather disruptions in North America and Europe. Additionally, Tecnidex sales were $19.8 million, a decrease of 4.7%, or 0.1% on a constant currency basis versus the prior year period. Offsetting these decreases was growth in SmartFresh in Latin America, growth of Harvista in North America and Latin America and new revenue associated with FreshCloud.

In the fourth quarter of 2019, gross profit increased 18.7% to $47.4 million compared to $40.0 million in the prior year period, and gross margin increased 290 basis points to 77.8%. The higher gross margin was primarily a function of the increase in sales related to the timing of the apple harvest across the northern hemisphere.
For the full year 2019, gross profit decreased 5.7% to $125.0 million compared to the full year 2018. Gross margin was relatively stable at 73.5%.
Research and development costs were $4.4 million in the fourth quarter of 2019, up $0.8 million versus the prior year period due to timing. For the full year 2019 research and development costs were $14.1 million compared to $13.9 million in the prior year.
Selling, general and administrative expenses decreased 20.7% to $12.4 million in the fourth quarter of 2019, as compared to $15.6 million in the prior year period. Included in selling, general and administrative expenses were $2.5 million in the fourth quarter and $2.3 million in the prior year quarter of costs associated with non-recurring items that included M&A, litigation and severance. Excluding these items, selling general and administrative expenses decreased 25.6% in the fourth quarter versus the prior year period, which reflects the Company's ongoing cost optimization initiatives.
For the full year, selling, general and administrative expenses decreased 9.6% to $59.4 million, and decreased by 10.7% versus the prior year when excluding non-recurring items such as M&A, litigation and severance in both periods.
Fourth quarter 2019 net loss was $29.6 million, compared to net loss of $1.9 million in the prior year period. For the full year 2019, net loss was $61.5 million, compared to net loss of $30.2 million in 2018. The net loss in the fourth quarter and the full year 2019 was impacted by $34.0 million of accelerated amortization expense for RipeLock intangibles.
Adjusted EBITDA increased $10.2 million to $34.6 million in the fourth quarter of 2019 as compared to $24.4 million in the prior year period. For the full year, adjusted EBITDA decreased to $66.4 million compared to $66.9 million in the prior year. Adjusted EBITDA margin for the full year improved 160 basis points to 39.0%.
As of December 31, 2019, cash and cash equivalents were $29.3 million.

(1) Adjusted EBITDA is a non-GAAP financial measure. Please see the information under “Non-GAAP Financial Measures” below for a description of Adjusted EBITDA and the table at the end of this press release for a reconciliation of this Non-GAAP financial measure to GAAP results.
Conference Call
The Company will host a conference call and webcast where members of the executive management team will discuss these results with additional comments and details today, March 12, 2020 at 4:30 pm E.T. The conference call and supplemental earnings presentation will be available live over the internet through the “Events & Presentations” page of the Investor Relations section of the Company’s website at www.agrofresh.com. To participate on the live call, listeners in the United States may dial 877-407-4018 and international listeners may dial 201-689-8471.

A replay of the conference call will be archived on the Company's website and telephonic playback will be available from 7:30 pm. ET, March 12, 2020 through March 26, 2020. Listeners in the United States may dial 844-512-2921 and international listeners may dial 412-317-6671. The passcode is 13699127.
Non-GAAP Financial Measures
This press release contains the non-GAAP financial measures EBITDA and Adjusted EBITDA. The Company believes these non-GAAP financial measures provide meaningful supplemental information as they are used by the Company's management to evaluate the Company's performance, including incentive bonuses and for bank covenant reporting. Management believes that these measures enhance a reader's understanding of the operating and financial performance of the Company and facilitate a better comparison between fiscal periods. EBITDA excludes income taxes, interest expense and depreciation and amortization, whereas Adjusted EBITDA further excludes items that are non-cash, infrequent, or non-recurring, such as share-based compensation, severance, litigation and M&A related costs, to provide further meaningful information for evaluation of the Company’s performance.
The Company does not intend for the non-GAAP financial measures contained in this release to be a substitute for any GAAP financial information. Readers of this press release should use these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures. Reconciliations of the non-GAAP financial measures EBITDA and Adjusted EBITDA to the most comparable GAAP measure are provided in the table at the end of this press release.

About AgroFresh
AgroFresh (Nasdaq:AGFS) is a leading global innovator and provider of science-based solutions, data-driven technologies and experience-backed services to enhance the quality and extend the shelf life of fresh produce. For more than 20 years, AgroFresh has been revolutionizing the apple industry and has launched new innovative solutions in a variety of fresh produce categories from bananas to cherries and citrus to pears. AgroFresh supports growers, packers and retailers by supplying post-harvest solutions across the industry that enhance crop values while conserving our planet’s resources and reducing global food waste. Visit agrofresh.com to learn more.
™Trademark of AgroFresh Inc.
Forward-Looking Statements
In addition to historical information, this release may contain "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this release that address activities, events or developments that the Company expects or anticipates will or may occur in the future are forward-looking statements and are identified with, but not limited to, words such as "anticipate", "believe", "expect", "estimate", "plan", "outlook", and "project" and other similar expressions (or the negative versions of such words or expressions). Forward-looking statements include, without limitation, information concerning the Company's possible or assumed future results of operations, including all statements regarding financial guidance, anticipated future growth, business strategies, competitive position, industry environment, potential growth opportunities and the effects of regulation. These statements are based on management's current expectations and beliefs, as well as a number of assumptions concerning future events. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company's management's control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks include, without limitation, the risk of increased competition; the ability of the business to grow and manage growth profitably; risks associated with the Company's substantial level of indebtedness; risks associated with acquisitions and investments; changes in applicable laws or regulations, and the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors. Additional risks and uncertainties are identified and discussed in the Company's filings with the SEC, which are available at the SEC's website at www.sec.gov.
Contact:
For AgroFresh Solutions, Inc.
Jeff Sonnek - Investor Relations
ICR Inc.
Jeff.Sonnek@icrinc.com
646-277-1263

AgroFresh Solutions, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share and per share data)

	December 31, 2019	December 31, 2018
ASSETS
Current Assets:
Cash and cash equivalents	$29,288	$34,852
Accounts receivable, net of allowance for doubtful accounts of $2,232 and $2,336, respectively	68,634	67,942
Inventories	22,621	24,807
Other current assets	11,802	15,608
Total current assets	132,345	143,209
Property and equipment, net	13,177	13,289
Goodwill	6,323	6,670
Intangible assets, net	631,369	711,967
Deferred income tax assets	10,317	7,332
Other assets	12,161	16,820
TOTAL ASSETS	$805,692	$899,287

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$15,105	$7,530
Current portion of long-term debt	4,675	6,419
Income taxes payable	5,648	4,815
Accrued expenses and other current liabilities	24,350	45,340
Total current liabilities	49,778	64,104
Long-term debt	398,064	400,309
Other noncurrent liabilities	7,246	32,066
Deferred income tax liabilities	16,574	30,232
Total liabilities	471,662	526,711

Commitments and contingencies (see Note 17)
Stockholders’ equity:
Common stock, par value $0.0001; 400,000,000 shares authorized, 51,839,527 and 51,071,573 shares issued and 51,178,146 and 50,410,192 outstanding at December 31, 2019 and December 31, 2018, respectively	5	5
Preferred stock, par value $0.0001; 1 share authorized and outstanding at December 31, 2019 and December 31, 2018, respectively	—	—
Treasury stock, par value $0.0001; 661,381 shares at December 31, 2019 and December 31, 2018, respectively	(3,885)	(3,885)
Additional paid-in capital	561,006	535,819
Accumulated deficit	(199,621)	(138,789)
Accumulated other comprehensive loss	(31,060)	(28,837)
Total AgroFresh Stockholders’ Equity	326,445	364,313
Non-controlling interest	7,585	8,263
Total Equity	334,030	372,576
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$805,692	$899,287

AgroFresh Solutions, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except share and per share data)

	For the Three Months Ended December 31, 2019	For the Three Months Ended December 31, 2018	Year Ended December 31, 2019	Year Ended December 31, 2018
Net sales	$60,970	$53,316	$170,065	$178,786
Cost of sales (excluding amortization, shown separately below)	13,533	13,361	45,049	46,271
Gross profit	47,437	39,955	125,016	132,515
Research and development expenses	4,392	3,580	14,112	13,873
Selling, general, and administrative expenses	12,402	15,637	59,446	65,770
Amortization of intangibles	45,983	11,604	81,119	45,946
Impairment of assets	10,432	2,600	11,424	2,600
Change in fair value of contingent consideration	(458)	(3,561)	(330)	(3,018)
Operating (loss) income	(25,314)	10,095	(40,755)	7,344
Other income	132	10	13	429
Loss on foreign currency exchange	(1,243)	(2,194)	(4,127)	(1,722)
Interest expense, net	(7,763)	(8,201)	(33,784)	(34,451)
Loss before income taxes	(34,188)	(290)	(78,653)	(28,400)
(Benefit) provision for income taxes	(4,613)	1,626	(17,143)	1,840
Net loss including non-controlling interests	$(29,575)	$(1,916)	$(61,510)	$(30,240)
Less: Net loss (income) attributable to non-controlling interests	342	(262)	678	180
Net loss attributable to AgroFresh Solutions, Inc	$(29,233)	$(2,178)	$(60,832)	$(30,060)

Net loss per share:
Basic	$(0.60)	$(0.04)	$(1.21)	$(0.60)
Diluted	$(0.60)	$(0.04)	$(1.21)	$(0.60)
Weighted average shares outstanding:
Basic	50,241,996	49,977,686	50,123,565	49,883,739
Diluted	50,241,996	49,977,686	50,123,565	49,883,739

Non-GAAP Measures

The following table sets forth the non-GAAP financial measures of EBITDA and Adjusted EBITDA. The Company believes these non-GAAP financial measures provide meaningful supplemental information as they are used by the Company’s management to evaluate the Company’s performance (including incentive bonuses and for bank covenant reporting), are more indicative of operating performance of the Company, and facilitate a better comparison among fiscal periods. These non-GAAP results are presented for supplemental informational purposes only and should not be considered a substitute for the financial information presented in accordance with GAAP.

The following is a reconciliation between the non-GAAP financial measures of EBITDA and Adjusted EBITDA to their most directly comparable GAAP financial measure, net (loss) income:

(in thousands)	Three Months Ended December 31, 2019	Three Months Ended December 31, 2018	Year Ended December 31, 2019	Year Ended December 31, 2018
GAAP net loss including non-controlling interests	$(29,575)	$(1,916)	$(61,510)	$(30,240)
(Benefit) provision for income taxes	(4,613)	1,626	(17,143)	1,840
Interest expense(1)	7,763	8,201	33,784	34,451
Depreciation and amortization	46,764	12,107	83,456	47,593
Non-GAAP EBITDA	$20,339	$20,018	$38,587	$53,644
Share-based compensation	603	809	2,714	2,897
Severance related costs(2)	50	(593)	1,086	1,453
Other non-recurring costs(3)	2,440	2,903	8,745	7,558
Loss on foreign currency exchange(4)	1,243	2,194	4,127	1,722
Mark-to-market adjustments, net(5)	(458)	(3,561)	(330)	(3,018)
Impairment of assets(6)	10,432	2,600	11,424	2,600
Non-GAAP Adjusted EBITDA	$34,649	$24,370	$66,353	$66,856
(1) Interest on the term loan and accretion for debt discounts, debt issuance costs and contingent consideration.
(2) Severance costs related to ongoing cost optimization initiatives.
(3) Costs related to certain professional and other infrequent or non-recurring fees, including those associated with litigation and M&A related fees.
(4) Loss on foreign currency exchange relates to net losses and gains resulting from transactions denominated in a currency other than the Company's functional currency, the U.S. dollar.
(5) Non-cash adjustment to the fair value of contingent consideration.
(6) Impairment of assets related to software and investments.